Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
HealthTronics, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-31820, 333-43412, 333-68292, 333-104403, 333-120430, 333-126301 and 333-135100) on Form S-8 and (Nos. 333-106867 and 333-114221) on Form S-3 of HealthTronics, Inc. of our report dated April 13, 2006, except as to Note L (2004 and 2005 information related to Specialty Vehicles Manufacturing, CryoSurgery, Rocky Mountain Prostate Thermotherapies, and HIFU discontinued operations and assets and liabilities held for sale) which is as of March 12, 2007, with respect to the consolidated balance sheet of HealthTronics, Inc. as of December 31, 2005, and the related consolidated statements of income, stockholders’ equity, and cash flows for the two-year period ended December 31, 2005, which report appears in the December 31, 2006 annual report on Form 10-K of HealthTronics, Inc.

/s/ KPMG LLP
Austin, Texas
March 12, 2007